Ex-.99(n)(ii)
POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert as his true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Healthcare & WellnessRx Trust (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Fund, par value $0.001 per share, any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the Trustees themselves might or could do.

IN WITNESS WHEREOF, each of the undersigned Trustees have hereunto set their hand this 15th day of April 2010.

/s/ Thomas E. Bratter	/s/ Vincent D. Enright
Thomas E. Bratter	Vincent D. Enright
Trustee	Trustee

/s/ Anthony J. Colavita	/s/ Mario J. Gabelli
Anthony J. Colavita	Mario J. Gabelli
Trustee	Trustee

/s/ James P. Conn	/s/ Robert C. Kolodny
James P. Conn	Robert C. Kolodny
Trustee	Trustee

/s/ Salvatore J. Zizza	/s/ Anthonie C. van Ekris
Salvatore J. Zizza	Anthonie C. van Ekris
Trustee	Trustee